Exhibit 99.1

ARCHWAY SALES GROUP

AUDITED COMBINED FINANCIAL STATEMENTS

AND

SUPPLEMENTARY INFORMATION

Years Ended June 30, 2013, 2012, and 2011

ARCHWAY SALES GROUP

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Members

Archway Sales Group

We have audited the accompanying combined financial statements of Archway Sales Group, which comprise the combined balance sheets as of June 30, 2013, 2012, and 2011, and the related combined statements of income, statements of changes in equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Archway Sales Group as of June 30, 2013, 2012, and 2011, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ UHY LLP

St. Louis, Missouri

March 28, 2014

ARCHWAY SALES GROUP

COMBINED BALANCE SHEETS

	June 30,
	2013	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,913,936	$335,303	$192,729
Accounts receivable	21,001,949	24,119,388	26,388,010
Commissions receivable	276,902	275,723	298,126
Inventories	10,245,876	9,315,217	12,192,894
Advances to officers and employees	44,000	43,000	43,000
Deferred income taxes	64,408	120,529	246,053
Refundable income taxes	92,273	801,875	297,550
Prepaid expenses and other assets	82,504	138,517	481,964
Total current assets	34,721,848	35,149,552	40,140,326

PROPERTY AND EQUIPMENT	1,462,573	1,131,355	1,061,464
OTHER ASSETS
Intangible assets	10,511,468	10,786,468	11,030,468
Other	215,331	281,955	256,712
	10,726,799	11,068,423	11,287,180
	$46,911,220	$47,349,330	$52,488,970

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Checks drawn in excess of bank balances	$—	$346,808	$3,231,410
Note payable to bank	—	2,070,219	9,095,164
Current portion of long-term debt	—	—	1,322,770
Accounts payable	9,675,756	13,344,576	8,759,615
Accrued expenses	2,944,189	3,569,205	3,257,660
Total current liabilities	12,619,945	19,330,808	25,666,619

LONG-TERM LIABILITIES
Long-term debt	—	—	5,027,922
Deferred compensation	127,025	122,390	155,981
Deferred income taxes	945,910	623,043	421,154
	1,072,935	745,433	5,605,057

EQUITY
Common stock, $10 par value, voting; authorized - 5,000 shares; issued - 1,550 shares	15,500	15,500	15,500
Common stock, $10 par value, nonvoting; authorized - 5,000 shares; issued - 4,509 shares	45,090	45,090	45,090
Additional paid-in capital	9,952	9,952	9,952
Retained earnings	32,713,926	26,913,203	20,967,392
Members’ equity	856,419	711,891	601,907
	33,640,887	27,695,636	21,639,841
Treasury stock, at cost - 1,049 voting shares	(422,547)	(422,547)	(422,547)
	33,218,340	27,273,089	21,217,294
	$46,911,220	$47,349,330	$52,488,970

See notes to combined financial statements.

ARCHWAY SALES GROUP

COMBINED STATEMENTS OF INCOME

	Years Ended June 30,
	2013	Percent	2012	Percent	2011	Percent
WAREHOUSE SALES	$134,249,743	68.1%	$147,851,281	71.8%	$132,289,165	70.6%
DIRECT SALES	62,835,598	31.9	58,035,520	28.2	55,132,501	29.4
	197,085,341	100.0	205,886,801	100.0	187,421,666	100.0
COST OF SALES	168,307,115	85.4	176,462,818	85.7	160,892,578	85.8
GROSS MARGIN	28,778,226	14.6	29,423,983	14.3	26,529,088	14.2
COMMISSION INCOME	1,418,756	0.7	1,642,017	0.8	1,663,237	0.9
	30,196,982	15.3	31,066,000	15.1	28,192,325	15.1
SELLING AND ADMINISTRATIVE EXPENSES	20,605,208	10.5	20,902,859	10.2	18,556,743	9.9
	9,591,774	4.8	10,163,141	4.9	9,635,582	5.2
OTHER INCOME (EXPENSE)
Discount income	1,150,602	0.6	925,661	0.4	966,533	0.5
Interest expense	(40,074)	—	(347,371)	(0.2)	(302,445)	(0.2)
Impairment of intangible assets	(275,000)	(0.1)	(244,000)	(0.1)	—	—
Other income (expense)	169,956	0.1	(13,586)	—	(98,933)	(0.1)
	1,005,484	0.6	320,704	0.1	565,155	0.2
INCOME BEFORE INCOME TAXES	10,597,258	5.4	10,483,845	5.0	10,200,737	5.4
INCOME TAX EXPENSE	3,792,007	1.9	3,668,050	1.8	3,724,089	2.0
NET INCOME	$6,805,251	3.5%	$6,815,795	3.2%	$6,476,648	3.4%

See notes to combined financial statements.

ARCHWAY SALES GROUP

COMBINED STATEMENTS OF CHANGES IN EQUITY

Years Ended June 30, 2013, 2012 and 2011

						JACAAB,
				Additional		LLC		Combined
	Common Stock			Paid-In	Retained	Members’	Treasury	Stockholders’
	Voting	Nonvoting	Total	Capital	Earnings	Equity	Stock	Equity

BALANCE AT JULY 1, 2010	$15,500	$45,090	$60,590	$9,952	$15,206,919	$445,732	$(422,547)	$15,300,646
LLC DISTRIBUTIONS	—	—	—	—	—	(560,000)	—	(560,000)
NET INCOME	—	—	—	—	5,760,473	716,175	—	6,476,648
BALANCE AT JUNE 30, 2011	15,500	45,090	60,590	9,952	20,967,392	601,907	(422,547)	21,217,294
LLC DISTRIBUTIONS	—	—	—	—	—	(760,000)	—	(760,000)
NET INCOME	—	—	—	—	5,945,811	869,984	—	6,815,795
BALANCE AT JUNE 30, 2012	15,500	45,090	60,590	9,952	26,913,203	711,891	(422,547)	27,273,089
LLC DISTRIBUTIONS	—	—	—	—	—	(860,000)	—	(860,000)
NET INCOME	—	—	—	—	5,800,723	1,004,528	—	6,805,251
BALANCE AT JUNE 30, 2013	$15,500	$45,090	$60,590	$9,952	$32,713,926	$856,419	$(422,547)	$33,218,340

See notes to combined financial statements.

ARCHWAY SALES GROUP

COMBINED STATEMENTS OF CASH FLOWS

	Years Ended June 30,
	2013	2012	2011
OPERATING ACTIVITIES
Net income	$6,805,251	$6,815,795	$6,476,648
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	316,198	283,222	283,180
Impairment of intangible assets	275,000	244,000	—
(Gain) loss on sale of property and equipment	(12,229)	5,863	150,574
Deferred compensation	4,635	(33,591)	5,441
Deferred income tax expense	378,988	327,413	142,235
Changes in
Receivables	3,116,260	2,291,025	7,786
Inventories	(930,659)	2,877,677	(1,410,633)
Advances to officers and employees	(1,000)	—	(12,000)
Refundable income taxes	709,602	(504,325)	(216,250)
Prepaid expenses and other current assets	56,013	343,447	359,607
Other assets	66,624	(25,243)	(11,023)
Checks drawn in excess of bank balances	(346,808)	(2,884,602)	2,046,495
Accounts payable	(3,668,820)	4,584,961	(4,271,143)
Accrued expenses	(625,016)	311,545	500,085
Net cash provided by operating activities	6,144,039	14,637,187	4,051,002

INVESTING ACTIVITIES
Purchase of net assets in acquisition	—	—	(13,227,413)
Purchase of property and equipment	(685,587)	(371,216)	(318,847)
Proceeds from sale of property and equipment	50,400	12,240	24,500
Receipts on notes receivable - related party	—	—	100,000
Net cash used by investing activities	(635,187)	(358,976)	(13,421,760)

FINANCING ACTIVITIES
Net (repayments) advances on note payable to bank	(2,070,219)	(7,024,945)	8,710,900
Payments on long-term debt	—	(6,350,692)	(649,308)
JACAAB distributions	(860,000)	(760,000)	(560,000)
Net cash provided (used) by financing activities	(2,930,219)	(14,135,637)	7,501,592

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,578,633	142,574	(1,869,166)

CASH AND CASH EQUIVALENTS, Beginning	335,303	192,729	2,061,895

CASH AND CASH EQUIVALENTS, Ending	$2,913,936	$335,303	$192,729

See notes to combined financial statements.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding Archway Sales Group (the Company) combined financial statements.  These accounting policies conform to accounting principles generally accepted in the United States of America.

History and Business Activity

Archway Sales Group is comprised of Archway Sales, Inc. (Archway) and JACAAB, LLC (JACAAB).  Archway Sales, Inc. was founded in 1968 and is primarily a distributor of specialty chemicals.  The Company, with headquarters in St. Louis, Missouri, operates seven regional offices and fourteen distribution points.  The Company’s regional offices are located in St. Louis, Chicago, New York, Memphis, Kansas City, Cincinnati, and Atlanta.

JACAAB, LLC was founded in 1999 and is headquartered in St. Louis, Missouri.  The Company is a manufacturer and distributor of specialty chemicals.

Principles of Combination

The combined financial statements of Archway Sales Group include the accounts of Archway and JACAAB.  For purposes of these combined financial statements, the financial position, results of operations, and cash flows of Archway and JACAAB have been combined as of and for the years ended June 30, 2013, 2012 and 2011.

Although these entities do not, as a group, constitute a separate legal entity, the entities are related through common ownership.  All significant intercompany balances and transactions have been eliminated in combination.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments purchased with a maturity of three months or less to be cash equivalents.

The Company from time to time during the year may have bank balances in excess of insured limits.  Management has deemed this normal business risk.

Concentration of Credit Risk

The Company generates accounts receivable in the normal course of business.  The Company grants credit to customers throughout the United States of America and does not require collateral to secure the accounts receivable.  The majority of the Company’s accounts receivable is covered by credit insurance.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Receivables

Accounts receivable and commissions receivable are carried net of allowance for doubtful accounts.  The allowance for doubtful accounts is increased by provisions charged to expense and reduced by accounts charged off, net of recoveries.  The allowance is maintained at a level considered adequate to provide for potential account losses based on management’s evaluation of the anticipated impact on the balance of current economic conditions, changes in the character and size of the balance, past and expected future loss experience and other pertinent factors.

Changes in the allowance for doubtful accounts are as follows:

	As of and for the Years Ended June 30,
	2013	2012	2011

Balance at Beginning of Year	$125,000	$125,000	$75,000
Provision for Doubtful Accounts	29,268	55,652	164,678
Bad Debt Expense	(29,268)	(55,652)	(114,678)
Balance at End of Year	$125,000	$125,000	$125,000

Inventories

Inventories are stated at the lower of cost or market.  Cost is determined by the last-in, first-out (LIFO) method for 96%, 94% and 95% of inventories at June 30, 2013, 2012 and 2011, respectively.  The cost of the remaining inventories is on the first-in, first out (FIFO) method.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation.  Depreciation is provided using straight-line and accelerated methods over the following estimated useful lives:

Years

Leasehold Improvements	Lease term
Furniture and Fixtures	7
Equipment and Automobiles	3 - 7
Computer, Hardware, Software and Telecommunications	3 - 7

Intangible Assets

Intangible assets consist of goodwill and acquired supplier representative agreements.  Management has determined, based on historical agreement renewals, that the supplier representation agreements do not have determinable lives and therefore will not be amortized.  At least annually, management reviews supplier representation agreements for impairment. Fair value of intangible assets is determined utilizing Level 3 fair value measurements.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets (Continued)

Goodwill, which is the excess of cost over the fair value of net assets (including identifiable intangibles) acquired in a business acquisition, is not amortized but rather tested at least annually for impairment or whenever events or changes in circumstances indicate that the carrying amount of the asset might not be fully recoverable.  Annually, the Company assesses qualitative factors to determine if it is more likely than not that goodwill is impaired.  If, based on qualitative factors, goodwill is more likely than not impaired, then the Company quantitatively determines the fair value of the reporting unit.  If the fair value of the reporting unit is less than its carrying value, an impairment loss is recorded to the extent that the fair value of goodwill is less than its carrying value.  Fair values for reporting units are determined based on discounted cash flows, market multiples or appraised values.

Asset Impairment Assessments

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable.  Impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than carrying value.  If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value.

Checks Drawn in Excess of Bank Balances

Checks drawn in excess of bank balances represent checks disbursed by the Company which have not been presented to the bank for payment (banking system float).

Interest Rate Exchange Agreement

The Company had an interest rate exchange agreement that was not designated as a hedging instrument.  The agreement was extinguished during the year ended June 30, 2012.  The interest rate exchange agreement was reported at fair value and unrealized gains or losses were recorded as other income (expense).  Realized gains or losses were reported into income as interest expense as the settlement charges on the interest rate exchange agreement were paid or collected.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The Company determines the fair values of its financial instruments based on the fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value Measurements (Continued)

Financial instruments are considered Level 1 when valuation can be based on quoted prices in active markets for identical assets or liabilities.  Level 2 financial instruments are valued using quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data of substantially the full term of the assets or liabilities.  Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable and when determination of the fair value requires significant management judgment or estimation.

Income Taxes

Archway accounts for income taxes using the asset and liability approach.  The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of the assets and liabilities.  Deferred income taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate.  Valuation allowances are established, if necessary, to reclassify the deferred tax asset to an account more likely than not to be realized.  Any interest and penalties related to income taxes are included in income tax expense.

JACAAB is a limited liability company and treated as a partnership under the Internal Revenue Code.  As a result, income of JACAAB is taxed to its members and no provision for income taxes has been recorded in the accompanying combined financial statements.

The Company’s income tax returns are subject to examination for the statutory period.

Revenue Recognition

Revenue is recorded at the time of passage of title, generally when products are shipped.  Commissions are earned generally at the date which the product is shipped.

Shipping and Handling Costs

The Company’s shipping costs are included in cost of sales.  Handling costs are included in selling, general, and administrative expenses.

Subsequent Events

The Company has performed a review of events subsequent to the balance sheet date through March 28, 2014, the date the combined financial statements were available to be issued.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 2 — INVENTORIES

Inventories consist of the following:

	June 30,
	2013	2012	2011

Finished Goods	$14,016,142	$13,124,513	$15,452,786
Less Excess of Current Cost Over LIFO Cost	3,770,266	3,809,296	3,259,892
	$10,245,876	$9,315,217	$12,192,894

NOTE 3 — PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30,
	2013	2012	2011

Leasehold Improvements	$934,279	$836,800	$795,711
Furniture and Fixtures	426,121	407,671	358,130
Equipment and Automobiles	496,837	498,717	396,411
Computer, Hardware, Software, and Telecommunications	1,988,916	1,570,317	1,556,177
	3,846,153	3,313,505	3,106,429
Less Accumulated Depreciation	2,383,580	2,182,150	2,044,965
	$1,462,573	$1,131,355	$1,061,464

NOTE 4 — INTANGIBLE ASSETS

Intangible assets consist of the following:

	June 30,
	2013	2012	2011

Acquired Supplier Agreements	$1,181,000	$1,456,000	$1,700,000
Goodwill	9,330,468	9,330,468	9,330,468
	$10,511,468	$10,786,468	$11,030,468

During the years ended June 30, 2013 and 2012, as a result of no longer using certain suppliers, the Company determined that the estimated fair value of the acquired supplier agreements is less than its carrying amount and, accordingly, recognized an impairment loss of $275,000 and $244,000, respectively.  The fair value of the acquired supplier agreements was estimated based on the present value of expected future cash flows from the related agreements.  The impairment loss is included in other income (expense).

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 5 — NOTE PAYABLE TO BANK

In December 2012, Archway entered into a banking agreement which consists of a $20,000,000 Credit Facility with $30,000,000 in uncommitted Accordion Feature for a maximum borrowing of up to $50,000,000.  The Credit Facility is unsecured, until the Consolidated Senior Debt to EBITDA ratio exceeds 2:1 at which time all tangible and intangible property becomes collateral.  Archway could have borrowed up to $19,898,000 unsecured as of June 30, 2013.  The Credit Facility is not subject to a borrowing base.  As borrowing exceeds $20,000,000 per the Accordion Feature, the Credit Facility is then subject to a collateral provision on all tangible and intangible property and is subject to a borrowing base determined by a percentage of eligible accounts receivable and inventories.  The line of credit is subject to loan agreements which contain covenants and restrictions which, among other things, require Archway to meet certain financial criteria.  The note is due December 2015, with interest payable monthly at 30 day LIBOR plus an applicable margin based on the most recent quarterly senior leverage ratio.  The applicable margin ranges from 1.0% to 1.5%.  There is no outstanding balance at June 30, 2013.

At June 30, 2012, Archway had a note payable to bank that consisted of an uncollaterized $20,000,000 line of credit expiring November 2012, with interest payable monthly at 30 day LIBOR plus 1.95%.  The balance outstanding at June 30, 2012 was $2,070,219.  Maximum borrowings on the line of credit, including outstanding letters of credit, was subject to a borrowing base determined by a percentage of eligible accounts receivable and inventories.  The line of credit was subject to loan agreements which contained covenants and restrictions which, among other things, required Archway to meet certain financial criteria.

At June 30, 2011, Archway had a note payable to bank that consisted of a $20,000,000 line of credit expiring November 2012, with interest payable monthly at LIBOR plus 1.95%.  The balance outstanding at June 30, 2011 was $9,095,164 and was due on demand.  Maximum borrowings on the line of credit, including outstanding letters of credit, was subject to a borrowing base determined by a percentage of eligible accounts receivable and inventories.  The line of credit was secured by a security agreement and personal guarantee.

At June 30, 2012, JACAAB had a $1,000,000 revolving line of credit, expiring October 2012. Interest was payable at LIBOR plus 3.00% with a 4.00% floor. There was no outstanding balance at June 30, 2012.  This note was closed in May 2012.

At June 30, 2011, JACAAB had a $1,000,000 revolving line of credit, expiring October 2011. Interest was payable at LIBOR plus 3.00% with a 4.00% floor. There was no outstanding balance at June 30, 2011.

The 30 day LIBOR was 0.19%, 0.25%, and 0.19%, at June 30, 2013, 2012, 2011, respectively.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 6 — LONG-TERM DEBT

Long-term debt consists of LIBOR plus 2.50% note payable to bank, due November 2015, payable in monthly installments ranging from $108,218 to $125,453 plus interest.  This note is personally guaranteed by the Company’s president up to $1 million, and secured by a consolidated security agreement on all Company receivables, inventories, and proceeds from disposition of property.  Collateral for this note may be released by the bank if certain financial performance criteria are met.  This note was subject to loan agreements which contain covenants and restrictions which, among other things, require the Company to meet certain financial criteria.  This note was paid during the year ended June 30, 2012.

NOTE 7 — DEFERRED COMPENSATION

The Company is the owner and beneficiary of life insurance policies on certain employees.  Upon retirement, certain employees are entitled to the cash surrender values of those policies.  The (income) expense of these policies was $4,635, $(33,591) and $5,441 for the years ended June 30, 2013, 2012 and 2011, respectively.  Total liability recorded for these policies at June 30, 2013, 2012 and 2011 was $127,025, $122,390 and $155,981, respectively.

NOTE 8 — INTEREST RATE EXCHANGE AGREEMENT

The Company entered into an interest rate exchange agreement with a bank during the year ended June 30, 2011.  During the year ended June 30, 2012, the agreement was mutually extinguished.  The intent of the interest rate exchange agreement was to convert variable rate debt to fixed rate debt.  The Company had agreed to pay any excess and the bank had agreed to pay any deficiency of the fixed rate over variable rate applied to the contract amount.  The interest rate exchange agreement terms were as follows:

Notional Amount	$6,350,692
Fixed Rate	1.25%
Variable Rate	1 Month LIBOR
Termination Date	November 22, 2015

The Company paid $53,706 and $41,428 for the years ended June 30, 2012 and 2011, respectively, in monthly settlement charges on the interest rate exchange agreement.  The fair value of the agreement was $27,522 at June 30, 2011 which was measured utilizing Level 2 significant other observable inputs.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 9 — INCOME TAXES

Income tax expense consists of the following:

	Years Ended June 30,
	2013	2012	2011

Current	$3,413,019	$3,340,637	$3,581,854
Deferred	378,988	327,413	142,235
	$3,792,007	$3,668,050	$3,724,089

Reconciliation of income taxes computed at the federal statutory rate and the income tax expense is as follows:

	Years Ended June 30,
	2013	2012	2011

Income Taxes at Statutory Rate	$3,603,068	$3,564,507	$3,468,251
State Taxes, Net of Federal Tax Benefit	399,670	237,721	370,808
Nondeductible Meals and Entertainment Expense	82,198	124,297	103,093
Pass-Through Partnership Income	(341,540)	(295,794)	(243,500)
Other	48,611	37,319	25,437
	$3,792,007	$3,668,050	$3,724,089

Deferred income taxes consisting of gross assets of $159,753 ($218,323 and $331,976 at June 30, 2012 and 2011, respectively) and gross liabilities of $1,041,255 ($720,837 and $507,077 at June 30, 2012 and 2011 respectively) are reflected in the financial statements as follows:

	June 30,
	2013	2012	2011
Current
Allowance for bad debt	$48,750	$48,750	$48,750
Inventory capitalization	78,676	57,433	75,767
Accrued compensation	8,745	86,713	205,514
Prepaid expense	(95,345)	(97,794)	(85,923)
Other	23,582	25,427	1,945
	64,408	120,529	246,053
Long-Term
Depreciation	(372,838)	(232,362)	(224,955)
Amortization	(573,072)	(390,681)	(196,199)
	(945,910)	(623,043)	(421,154)
Deferred Income Taxes	$(881,502)	$(502,514)	$(175,101)

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 10 — OPERATING LEASES

In January 2013, the Company entered into new leases for certain office and warehouse facilities from entities owned by two of the principal beneficial owners of the Company under noncancelable operating leases expiring in 2018.  The Company generally pays for all utilities and insurance.  The leases are subject to escalation clauses based on the Consumer Price Index.

The Company also leases office and warehouse facilities under noncancelable operating leases from third parties which expire at various dates through 2018.  The Company pays for all utilities, insurance and real estate taxes.  Certain leases are subject to escalation clauses and annual adjustments based on the Consumer Price Index.

Total future minimum lease payments are as follows:

Year Ending	Related
June 30,	Parties	Third Party	Total

2014	$486,960	$221,880	$708,840
2015	486,960	190,262	677,222
2016	486,960	152,227	639,187
2017	486,960	97,712	584,672
2018	486,960	79,796	566,756
Thereafter	243,480	—	243,480
	$2,678,280	$741,877	$3,420,157

Total rent expense was approximately $715,000, $720,000 and $650,000 for the years ended June 30, 2013, 2012 and 2011, respectively, of which, approximately $488,000, $478,000 and $471,000  was paid to related parties for the years ended June 30, 2013, 2012 and 2011 respectively.

NOTE 11 — EMPLOYEE BENEFIT PLANS

The Company has a profit sharing plan which includes a Section 401(k) Savings Plan which covers substantially all employees.  Contributions to the plan are at the discretion of the Company’s Board of Directors.  The cost of this plan was $672,401, $696,123 and $574,077 for the years ended June 30, 2013, 2012 and 2011, respectively.

ARCHWAY SALES GROUP

NOTES TO COMBINED FINANCIAL STATEMENTS

June 30, 2013, 2012, and 2011

NOTE 12 — CASH FLOWS

Supplemental disclosures of cash flows information is as follows:

	Years Ended June 30,
	2013	2012	2011

Interest Paid	$43,577	$382,750	$264,057
Income Taxes Paid	$2,703,417	$3,844,962	$3,798,104
Noncash Investing and Financing Activities
Purchase of DH Litter through issuance of long-term debt	$—	$—	$7,000,000

NOTE 13 — ACQUISITION

In November 2010, the Company purchased substantially all of the assets of DH Litter.  The accompanying financial statements include DH Litter’s financial results from the date of acquisition.

The following table summarizes the estimated fair values of the net assets acquired at the date of acquisition:

Accounts Receivable	$7,923,936
Commissions Receivable	26,088
Inventories	4,154,696
Prepaid Expenses and Other Assets	113,581
Property and Equipment	225,943
Supplier Representation Agreements	1,700,000
Goodwill	9,081,858
Accounts Payable	(2,938,049)
Accrued Expenses	(45,546)
Other Liabilities	(7,293)
Long-Term Liabilities	(7,801)
$20,227,413

NOTE 14 — SUBSEQUENT EVENT

Subsequent to year end the Company has entered into definitive agreements to be acquired by an unrelated party.

INDEPENDENT AUDITOR’S REPORT

ON SUPPLEMENTARY INFORMATION

To the Board of Directors and Members

Archway Sales Group

We have audited the combined financial statements of Archway Sales Group as of and for the years ended June 30, 2013, 2012 and 2011, and our report thereon dated March 28, 2014, which expressed an unmodified opinion on those combined financial statements, appears on page 1.  Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole.  The combining balance sheets and combining statements of income on pages 17 through 22 are presented for purposes of additional analysis of the combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements.  The combining information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America.  In our opinion, the combining information is fairly stated in all material respects in relation to the combined financial statements as a whole.

/s/ UHY LLP

St. Louis, Missouri

March 28, 2014

ARCHWAY SALES GROUP

COMBINING BALANCE SHEET

June 30, 2013

	Archway
	Sales,	JACAAB,		Combined
	Inc.	LLC	Eliminations	Total
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,657,664	$256,272	$—	$2,913,936
Accounts receivable	20,454,584	965,939	(418,574)	21,001,949
Commissions receivable	276,902	—	—	276,902
Inventories	9,880,975	364,901	—	10,245,876
Advances to officers and employees	44,000	—	—	44,000
Deferred income taxes	64,408	—	—	64,408
Refundable income taxes	92,273	—	—	92,273
Prepaid expenses and other assets	82,504	—	—	82,504
Total current assets	33,553,310	1,587,112	(418,574)	34,721,848

PROPERTY AND EQUIPMENT	1,462,573	—	—	1,462,573

OTHER ASSETS
Intangible assets	10,511,468	—	—	10,511,468
Other	215,331	—	—	215,331
	10,726,799	—	—	10,726,799
	$45,742,682	$1,587,112	$(418,574)	$46,911,220

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$9,412,671	$681,659	$(418,574)	$9,675,756
Accrued expenses	2,895,155	49,034	—	2,944,189
Total current liabilities	12,307,826	730,693	(418,574)	12,619,945

LONG-TERM LIABILITIES
Deferred compensation	127,025	—	—	127,025
Deferred income taxes	945,910	—	—	945,910
	1,072,935	—	—	1,072,935
EQUITY
Common stock - voting	15,500	—	—	15,500
Common stock - nonvoting	45,090	—	—	45,090
Additional paid-in capital	9,952	—	—	9,952
Retained earnings	32,713,926	—	—	32,713,926
Members’ equity	—	856,419	—	856,419
	32,784,468	856,419	—	33,640,887
Treasury stock, at cost	(422,547)	—	—	(422,547)
	32,361,921	856,419	—	33,218,340
	$45,742,682	$1,587,112	$(418,574)	$46,911,220

See independent auditor’s report on supplementary information.

 ARCHWAY SALES GROUP

COMBINING BALANCE SHEET

June 30, 2012

	Archway
	Sales,	JACAAB,		Combined
	Inc.	LLC	Eliminations	Total
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,250	$334,053	$—	$335,303
Accounts receivable	23,893,288	600,980	(374,880)	24,119,388
Commissions receivable	275,723	—	—	275,723
Inventories	8,765,475	549,742	—	9,315,217
Advances to officers and employees	43,000	—	—	43,000
Deferred income taxes	120,529	—	—	120,529
Refundable income taxes	801,875	—	—	801,875
Prepaid expenses and other assets	138,517	—	—	138,517
Total current assets	34,039,657	1,484,775	(374,880)	35,149,552

PROPERTY AND EQUIPMENT	1,131,355	—	—	1,131,355

OTHER ASSETS
Intangible assets	10,786,468	—	—	10,786,468
Other	281,955	—	—	281,955
	11,068,423	—	—	11,068,423
	$46,239,435	$1,484,775	$(374,880)	$47,349,330

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Checks drawn in excess of bank balances	$346,808	$—	$—	$346,808
Note payable to bank	2,070,219	—	—	2,070,219
Accounts payable	12,992,244	727,212	(374,880)	13,344,576
Accrued expenses	3,523,533	45,672	—	3,569,205
Total current liabilities	18,932,804	772,884	(374,880)	19,330,808

LONG-TERM LIABILITIES
Deferred compensation	122,390	—	—	122,390
Deferred income taxes	623,043	—	—	623,043
	745,433	—	—	745,433
EQUITY
Common stock - voting	15,500	—	—	15,500
Common stock - nonvoting	45,090	—	—	45,090
Additional paid-in capital	9,952	—	—	9,952
Retained earnings	26,913,203	—	—	26,913,203
Members’ equity	—	711,891	—	711,891
	26,983,745	711,891	—	27,695,636
Treasury stock, at cost	(422,547)	—	—	(422,547)
	26,561,198	711,891	—	27,273,089
	$46,239,435	$1,484,775	$(374,880)	$47,349,330

See independent auditor’s report on supplementary information.

ARCHWAY SALES GROUP

COMBINING BALANCE SHEET

June 30, 2011

	Archway
	Sales,	JACAAB,		Combined
	Inc.	LLC	Eliminations	Total
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$48,205	$144,524	$—	$192,729
Accounts receivable	26,191,289	474,113	(277,392)	26,388,010
Commissions receivable	298,126	—	—	298,126
Inventories	11,563,615	629,279	—	12,192,894
Advances to officers and employees	43,000	—	—	43,000
Deferred income taxes	246,053	—	—	246,053
Refundable income taxes	297,550	—	—	297,550
Prepaid expenses and other assets	481,964	—	—	481,964
Total current assets	39,169,802	1,247,916	(277,392)	40,140,326

PROPERTY AND EQUIPMENT	1,061,464	—	—	1,061,464

OTHER ASSETS
Intangible assets	11,030,468	—	—	11,030,468
Other	256,712	—	—	256,712
	11,287,180	—	—	11,287,180
	$51,518,446	$1,247,916	$(277,392)	$52,488,970

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Checks drawn in excess of bank balances	$3,231,410	$—	$—	$3,231,410
Note payable to bank	9,095,164	—	—	9,095,164
Current portion of long-term debt	1,322,770	—	—	1,322,770
Accounts payable	8,421,709	615,298	(277,392)	8,759,615
Accrued expenses	3,226,949	30,711	—	3,257,660
Total current liabilities	25,298,002	646,009	(277,392)	25,666,619

LONG-TERM LIABILITIES
Long-term debt	5,027,922	—	—	5,027,922
Deferred compensation	155,981	—	—	155,981
Deferred income taxes	421,154	—	—	421,154
	5,605,057	—	—	5,605,057
EQUITY
Common stock - voting	15,500	—	—	15,500
Common stock - nonvoting	45,090	—	—	45,090
Additional paid-in capital	9,952	—	—	9,952
Retained earnings	20,967,392	—	—	20,967,392
Members’ equity	—	601,907	—	601,907
	21,037,934	601,907	—	21,639,841
Treasury stock, at cost	(422,547)	—	—	(422,547)
	20,615,387	601,907	—	21,217,294
	$51,518,446	$1,247,916	$(277,392)	$52,488,970

See independent auditor’s report on supplementary information.

ARCHWAY SALES GROUP

COMBINING STATEMENT OF INCOME

Year Ended June 30, 2013

	Archway
	Sales,	JACAAB,		Combined
	Inc.	LLC	Eliminations	Total

WAREHOUSE SALES	$130,575,220	$8,553,310	$(4,878,787)	$134,249,743
DIRECT SALES	62,801,803	33,795	—	62,835,598
	193,377,023	8,587,105	(4,878,787)	197,085,341
COST OF SALES	165,925,812	7,260,090	(4,878,787)	168,307,115
GROSS MARGIN	27,451,211	1,327,015	—	28,778,226
COMMISSION INCOME	1,418,756	—	—	1,418,756
	28,869,967	1,327,015	—	30,196,982
SELLING AND ADMINISTRATIVE EXPENSES	20,283,621	321,587	—	20,605,208
	8,586,346	1,005,428	—	9,591,774
OTHER INCOME (EXPENSE)
Discount income	1,150,602	—	—	1,150,602
Interest expense	(40,074)	—	—	(40,074)
Impairment of intangible assets	(275,000)	—	—	(275,000)
Other income (expense)	170,856	(900)	—	169,956
	1,006,384	(900)	—	1,005,484
INCOME BEFORE INCOME TAXES	9,592,730	1,004,528	—	10,597,258
INCOME TAX EXPENSE	3,792,007	—	—	3,792,007
NET INCOME	$5,800,723	$1,004,528	$—	$6,805,251

See independent auditor’s report on supplementary information.

ARCHWAY SALES GROUP

COMBINING STATEMENT OF INCOME

Year Ended June 30, 2012

	Archway
	Sales,	JACAAB,		Combined
	Inc.	LLC	Eliminations	Total

WAREHOUSE SALES	$144,652,115	$8,233,078	$(5,033,912)	$147,851,281
DIRECT SALES	58,012,556	22,964	—	58,035,520
	202,664,671	8,256,042	(5,033,912)	205,886,801
COST OF SALES	174,393,890	7,102,840	(5,033,912)	176,462,818
GROSS MARGIN	28,270,781	1,153,202	—	29,423,983
COMMISSION INCOME	1,642,017	—	—	1,642,017
	29,912,798	1,153,202	—	31,066,000
SELLING AND ADMINISTRATIVE EXPENSES	20,619,904	282,955	—	20,902,859
	9,292,894	870,247	—	10,163,141
OTHER INCOME (EXPENSE)
Discount income	925,661	—	—	925,661
Interest expense	(347,371)	—	—	(347,371)
Impairment of intangible assets	(244,000)	—	—	(244,000)
Other income (expense)	(13,323)	(263)	—	(13,586)
	320,967	(263)	—	320,704
INCOME BEFORE INCOME TAXES	9,613,861	869,984	—	10,483,845
INCOME TAX EXPENSE	3,668,050	—	—	3,668,050
NET INCOME	$5,945,811	$869,984	$—	$6,815,795

See independent auditor’s report on supplementary information.

ARCHWAY SALES GROUP

COMBINING STATEMENT OF INCOME

Year Ended June 30, 2011

	Archway
	Sales,	JACAAB,		Combined
	Inc.	LLC	Eliminations	Total

WAREHOUSE SALES	$129,634,365	$7,180,342	$(4,525,542)	$132,289,165
DIRECT SALES	55,110,799	21,702	—	55,132,501
	184,745,164	7,202,044	(4,525,542)	187,421,666
COST OF SALES	159,156,459	6,261,661	(4,525,542)	160,892,578
GROSS MARGIN	25,588,705	940,383	—	26,529,088
COMMISSION INCOME	1,663,237	—	—	1,663,237
	27,251,942	940,383	—	28,192,325
SELLING AND ADMINISTRATIVE EXPENSES	18,332,960	223,783	—	18,556,743
	8,918,982	716,600	—	9,635,582
OTHER INCOME (EXPENSE)
Discount income	966,533	—	—	966,533
Interest expense	(302,445)	—	—	(302,445)
Impairment of intangible assets	—	—	—	—
Other income (expense)	(98,508)	(425)	—	(98,933)
	565,580	(425)	—	565,155
INCOME BEFORE INCOME TAXES	9,484,562	716,175	—	10,200,737
INCOME TAX EXPENSE	3,724,089	—	—	3,724,089
NET INCOME	$5,760,473	$716,175	$—	$6,476,648

See independent auditor’s report on supplementary information.